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                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                   6 3/8% SENIOR NOTES DUE DECEMBER 15, 2015
                          ISSUED ON SEPTEMBER 16, 2005
                                IN EXCHANGE FOR
                   6 3/8% SENIOR NOTES DUE DECEMBER 15, 2015
                        THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                                       OF
                                 VIDEOTRON LTEE

    Registered holders of outstanding 6 3/8% Senior Notes due
December 15, 2015 issued on September 16, 2005 (the "Old Notes") of Videotron
Ltee ("Videotron") who wish to tender their Old Notes in exchange for a like stated amount at maturity of 6 3/8% Senior Notes due December 15, 2015 (the
"Notes") of Videotron and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and letter of transmittal (and any other documents required by the letter of transmittal) to Wells Fargo Bank,
National Association (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto.
This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange
Offer -- Procedures for Tendering Old Notes" in the Prospectus. THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2005
(THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY VIDEOTRON IN ITS SOLE
DISCRETION. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 PM.,
NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                  DELIVER TO:

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

   BY REGISTERED AND CERTIFIED MAIL     BY OVERNIGHT COURIER OR REGULAR MAIL:               BY HAND DELIVERY
Wells Fargo Bank, National Association  Wells Fargo Bank, National Association   Wells Fargo Bank, National Association
      Corporate Trust Operations              Corporate Trust Operations                Corporate Trust Services
            MAC N9303-121                           MAC N9303-121                         608 2nd Avenue South
           P.O. Box 1517                        6th & Marquette Avenue           Northstar East Building -- 12th Floor
        Minneapolis, MN 55480                   Minneapolis, MN 55479                    Minneapolis, MN 55402
          Attention: Reorg.                       Attention: Reorg.                        Attention: Reorg.

                                       OR
                           Facsimile: (612) 667-4927
                           Telephone: (612) 667-9764

    FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT
(860) 704-6217, OR BY FACSIMILE AT (860) 704-6219.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the letter of transmittal for Guarantee of Signatures.
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LADIES & GENTLEMEN:

    The undersigned hereby tender(s) to Videotron, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying letter of transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

    The undersigned understands that tenders of Old Notes will be accepted only in stated amounts at maturity equal to $1,000 or integral multiples of $1,000. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

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
Signature(s) of Registered Holder(s) or
Authorized Signatory:                           Name(s) of Registered Holder(s):

---------------------------------------------   ---------------------------------------------

---------------------------------------------   ---------------------------------------------

---------------------------------------------   ---------------------------------------------
Stated Amount at Maturity of Old Notes
  Tendered:                                     Address:

---------------------------------------------   ---------------------------------------------
Certificate No(s). of Old Notes (if
  available):                                   Area Code and Telephone No.:

---------------------------------------------   ---------------------------------------------
                                                If Old Notes will be delivered by book-
                                                entry transfer at The Depository Trust
                                                Company,
                                                insert Depository Account No.:
---------------------------------------------
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
Date:
       -------------------------------------------   -------------------------------------------
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    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for
Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                                       2
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                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

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
Name(s):  ------------------------------------------------------------

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
Capacity:
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
Address(es):
              ------------------------------------------------------------

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DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE
AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
TRANSMITTAL.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed letter of transmittal, together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

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
Name of Firm: --------------------------------              Authorized Signature:
Address:

---------------------------------------------   ---------------------------------------------
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
Area Code and Telephone No.: ---------------    Name: ---------------------------------------

                                                Title: ---------------------------------------
---------------------------------------------

                                                Date: ----------------------------------------
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